Secretary of State

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311

For Office Use Only
WY Secretary of State
FILED: Aug 30 2022 3:32PM
Original ID: 2022-001154528

Limited Liability Company
Articles of Organization

I. **The name of the limited liability company is:**
CarbonMeta Green Building Materials, LLC

II. **The name and physical address of the registered agent of the limited liability company is:**
Registered Agents Inc
30 N Gould St Ste R
Sheridan, WY 82801

III. **The mailing address of the limited liability company is:**
970 W Broadway, Suite E, #457
Jackson, WY 83001

IV. **The principal office address of the limited liability company is:**
970 W Broadway, Suite E, #457
Jackson, WY 83001

V. **The organizer of the limited liability company is:**
Registered Agents Inc
30 N Gould St Ste R Sheridan, WY 82801

Signature: *Riley Park* Date: **08/30/2022**

Print Name: **Riley Park**

Title: **Authorized Individual**

Email: **reports@registeredagentsinc.com**

Daytime Phone #: **(307) 200-2803**

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311

☑ I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.

☑ I am filing in accordance with the provisions of the Wyoming Limited Liability Company Act, (W.S. 17-29-101 through 17-29-1105) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).

☑ I understand that the information submitted electronically by me will be used to generate Articles of Organization that will be filed with the Wyoming Secretary of State.

☑ I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.

☑ I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.

☑ I consent on behalf of the business entity to accept electronic service of process at the email address provided with Article IV, Principal Office Address, under the circumstances specified in W.S. 17-28-104(e).

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

W.S. 6-5-308. Penalty for filing false document.

(a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i) Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii) Makes any materially false, fictitious or fraudulent statement or representation; or

(iii) Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

☑ I acknowledge having read W.S. 6-5-308.

Filer is: ☐ An Individual ☑ An Organization

The Wyoming Secretary of State requires a natural person to sign on behalf of a business entity acting as an incorporator, organizer, or partner. The following individual is signing on behalf of all Organizers, Incorporators, or Partners.

Filer Information:

By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Organization.

Signature: *Riley Park* Date: **08/30/2022**

Print Name: **Riley Park**

Title: **Authorized Individual**

Email: **reports@registeredagentsinc.com**

Daytime Phone #: **(307) 200-2803**

Secretary of State

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311

Consent to Appointment by Registered Agent

Registered Agents Inc, whose registered office is located at **30 N Gould St Ste R, Sheridan, WY 82801**, voluntarily consented to serve as the registered agent for **CarbonMeta Green Building Materials, LLC** and has certified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

Signature: *Riley Park* Date: **08/30/2022**

Print Name: **Riley Park**

Title: **Authorized Individual**

Email: **reports@registeredagentsinc.com**

Daytime Phone #: **(307) 200-2803**

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF ORGANIZATION

CarbonMeta Green Building Materials, LLC

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **30th** day of **August**, **2022** at **3:32 PM.**

Remainder intentionally left blank.

Filed Date: 08/30/2022

Secretary of State

Filed Online By:

Riley Park

on 08/30/2022